UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2021

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of Ur-Energy Inc. (the “Company”) previously approved a reduced award of short-term incentive bonuses for 2020 (the “2020 STIPs”) for the named executive officers of the Company: Mr. Jeffrey T. Klenda, Chief Executive Officer; Mr. Roger L. Smith, Chief Financial Officer; and Ms. Penne A. Goplerud, Corporate Secretary (together, the “Named Executive Officers”). The earlier award, though premised on the assessment that the Company and the Named Executives had fully met performance standards in 2020, was reduced by 50% due to the uncertainty caused by the COVID-19 pandemic, with leave for the Board in the future to consider further payout of the 2020 STIPs.

On July 9, 2021, the Board of the Company, in light of the current status of the pandemic and broader economic conditions, and upon the recommendation of the Compensation Committee of the Board, approved an award of the balance of the 2020 STIPs to the Named Executive Officers. The total compensation for the Named Executive Officers for 2020, as updated, is set forth here:

Name and principal position	Year	Salary ($)	Bonus ($)	Stock awards ($)	Option awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation ($)	All other Compensation ($)	Total ($)

Jeffrey T. Klenda	2020	441,662	176,665	54,160	102,064	Nil	Nil	Nil	774,551
President and CEO

Roger L. Smith	2020	289,900	86,970	29,625	55,828	Nil	Nil	11,596	473,919
Chief Financial Officer

Penne A. Goplerud	2020	260,624	78,187	26,634	50,190	Nil	Nil	10,425	426,060
Corporate Secretary

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ur-Energy Inc.

Date: July 9, 2021	By:	/s/ Penne A. Goplerud
Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

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